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                                                                    Exhibit 21.1

               Subsidiaries of Mediacom Communications Corporation

                                       State of Incorporation or             Names under which
            Subsidiary                        Organization               subsidiary does business
            ----------                        ------------               ------------------------

Mediacom LLC                                    New York            Mediacom LLC
Mediacom Arizona LLC                            Delaware            Medicom Arizona Cable Network LLC
Mediacom California LLC                         Delaware            Mediacom California LLC
Mediacom Capital Corporation                    New York            Mediacom Capital Corporation
Mediacom Delaware LLC                           Delaware            Mediacom Delaware LLC
                                                                    Maryland Mediacom Delaware LLC
Mediacom Illinois LLC                           Delaware            Mediacom Illinois LLC
Medicaom Indiana LLC                            Delaware            Mediacom Indiana LLC
Medicaom Minnesota LLC                          Delaware            Medicaom Minnesota LLC
Medicacom Southeast LLC                         Delaware            Medicacom Southeast LLC
Mediacom Wisconsin LLC                          Delaware            Mediacom Wisconsin LLC
Zylstra Communications Corporation             Minnesota            Zylstra Communications Corporation
Illini Cable Holding, Inc.                      Illinois            Illini Cable Holding, Inc.
Illini Cablevision of Illinois, Inc.            Illinois            Illini Cablevision of Illinois, Inc.